EXHIBIT 3-A

COLGATE-PALMOLIVE COMPANY

RESTATED

CERTIFICATE OF INCORPORATION

OF

COLGATE-PALMOLIVE COMPANY

Pursuant to Section 245 of the General Corporation Law

of the State of Delaware

Colgate-Palmolive Company, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Colgate-Palmolive Company and the name under which the corporation was originally incorporated is Eastern Operating Company. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was July 25, 1923.

2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Restated Certificate of Incorporation of the corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

3. This Restated Certificate of Incorporation was duly adopted by the board of directors of the corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware.

4. The text of the Restated Certificate of Incorporation of the corporation, as heretofore amended or supplemented, is hereby restated without further amendments or changes to read as follows:

FIRST: The name of the corporation (hereinafter sometimes called “the Company”) is

COLGATE-PALMOLIVE COMPANY.

SECOND: Its registered office in the State of Delaware is located at number 1209 Orange Street, in the City of Wilmington, in the County of New Castle. The name and address of its resident agent in charge thereof are THE CORPORATION TRUST COMPANY, number 1209 Orange Street, Wilmington, Delaware.

THIRD: The nature of the business, and the objects and purposes for which, and for any of which, the Company is formed, are to do any or all of the things herein set forth to the same extent as natural persons might or could do, viz:—

1. To carry on a general mercantile and manufacturing business; and particularly to manufacture, handle, buy and sell, at wholesale and retail, deal in, license the manufacture of, export and import, soap, detergents and cleansing compounds of every character and description, cosmetics, washes, perfumes, and toilet preparations, and all products and supplies in any manner used in, or incidental to the manufacture or production of the same or any of them; and also particularly to mill, refine, handle, buy and sell, at wholesale and retail, deal in, license the milling and refining of, export and import, vegetable, animal and mineral oils, fats, greases and similar products, which may be manufactured into commodities for human or animal use or consumption; and also particularly to manufacture, handle, buy and sell, at wholesale and retail, deal in, license the manufacture of, export and import, food products and supplies of all kinds for human or animal consumption, including the products manufactured or acquired from nuts, cereals, fruits, oil and milk and kindred products, such as butter, nut butter, oleomargarine, cheese, cream, and the products thereof, as well as all dairy, plantation, farm, orchard and food products of every kind and nature, and manufacture and prepare articles produced or resulting therefrom; and also particularly to carry on the work of experimenting in, promoting and encouraging the manufacture, milling, refining and production, use and perfecting of the articles aforesaid, and of articles entering into the composition of the same; and also particularly to manufacture, handle, buy and sell, at wholesale and retail, deal in, license the manufacture of, export and import, receptacles, containers and appliances for holding, keeping, storing, shipping and handling the products aforesaid, or any of them;

2. To acquire, construct, equip, operate, maintain, and use manufacturing and other plants, factories, warehouses, stores, shops, offices, branch establishments and other conveniences pertaining to the conduct of such business;

3. To manufacture, purchase, or otherwise acquire, own, hold, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade and deal in, goods, wares, merchandise and personal property of every class and description; and to purchase or otherwise acquire, own, hold, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade and deal in mortgages, shares, stocks, debentures, securities, produce, policies, book debts and claims, and any interest in real or personal property and any claims against such property, or against any person, firm, association or corporation; and to purchase or otherwise acquire, hold, own, improve, develop, operate, mortgage, sell, assign, and transfer or otherwise dispose of, to invest, trade and deal in, lands, buildings, concessions, plantations, farms, orchards and real estate or any interest therein of every kind and nature, in any part of the world, and to promote and encourage the production of the commodities used or usable in any business or businesses of the Company or in which it may be interested;

4. To acquire the good-will, property, assets and rights of any person, firm, association or corporation; to pay for the same in cash, in the stock or bonds of the Company, or otherwise; to undertake or assume the whole, or any part of the obligations or liabilities of any person, firm, association or corporation; to conduct in any lawful manner the whole, or any part, of any business so acquired, and to exercise all the powers necessary or convenient in and about the conduct and management of such business;

5. To purchase, subscribe for, or otherwise acquire, own, hold, mortgage, pledge, sell, assign and transfer, or otherwise dispose of shares of capital stock, or any bonds, mortgages, notes, securities, or other evidences of indebtedness, of any person, firm, association or corporation organized under the laws of this state, or of any other state, country, nation or government, and also bonds and evidences of indebtedness of the United States, or of any state, county or municipality therein, and of any foreign government or municipality therein, and of any foreign government or municipality, and while the owner thereof to exercise all the rights, powers and privileges of ownership, including the right to vote on every such share of stock, or other interest, so far as such right to vote shall exist;

6. To guarantee or assume the payment of principal, dividends or interest of or on any shares of stock, bonds, notes, mortgages, securities, or other evidences of indebtedness of any person, firm, association or corporation in which the Company shall have a lawful interest, either directly, or indirectly, either as a holder of stock, notes, bonds, securities, or evidences of indebtedness, or otherwise, or any participating interest, and to guarantee the payment or faithful performance of any contract or other obligation of any person, firm, association or corporation, as may be necessary or convenient for the transaction of the business of the Company;

7. To lend and advance money, or give credit to such persons, firms, associations and corporations as it shall be deemed advisable, and upon such terms and security as shall be deemed expedient; and in any manner to aid any association or corporation, any bonds, notes, or other securities or evidences of indebtedness of which, or shares of stock in which, are held by or for the Company, or in which, or in the welfare of which, the Company shall have any interest, and to do any acts or things designed to protect or preserve, improve or enhance the value of any such bonds, notes, or other securities or evidences of indebtedness, or any such shares of stock, or other property of the Company;

8. To acquire, own, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States, or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of the Company;

9. To enter into, make, perform, and carry out contracts of every kind, for any lawful purpose, without limit as to amount, with any person, firm, association or corporation;

10. To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, warrants, scrip and other negotiable or transferable instruments or obligations; and to issue bonds, debentures or obligations of the Company from time to time, for any of the objects or purposes of the Company, and to secure the same by mortgage, pledge, deed of trust or otherwise;

11. To purchase, hold, sell, reissue and transfer the shares of its own capital stock, provided that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly;

12. To have one or more offices, to carry on all or any of its operations and business, and without restriction or limit as to amount to purchase, or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description in any of the States, Districts, territories or possessions of the United States, and in any and all foreign countries, subject to the laws of such State, District, territory, possession, or country;

13. The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the Company;

14. In general, to carry on any other business in connection with the foregoing, whether manufacturing, merchandising, or otherwise, and to have and exercise all of the powers conferred by the laws of Delaware upon corporations formed under the act hereinafter referred to, and to do any or all of the things herein set forth to the same extent as natural persons might or could do.

PROVIDED HOWEVER, that nothing contained shall be deemed to authorize or permit the Company to carry on any business or to exercise any power or to do any act which a corporation formed under the act hereinafter referred to, or any amendment thereof or supplement thereto or substitute therefor, may not at the time lawfully carry on or do. It is the intention that the purposes, objects and powers specified in each of the sections of this Article Third of this Certificate of Incorporation shall, except as otherwise expressly provided, in no wise be limited or restricted by reference to or inference from the terms of any other clause or section of this article, or of any other article of this Certificate of Incorporation.

FOURTH: 1. The total number of shares of all classes of stock which the Company shall have authority to issue is 300,262,150 shares, divided into 250,000 shares of Preferred Stock without par value, 12,150 shares of $3.00 Convertible Second Preferred Stock without par value, 50,000,000 shares of Preference Stock without par value and 250,000,000 shares of Common Stock of the par value of $1 per share.

2. Subject to the limitations and provisions contained in this Article Fourth, the shares of capital stock without par value may be issued by the Company from time to time for such consideration as may be fixed from time to time by the board of directors of the Company. Any and all shares so issued for which the consideration so fixed has been paid or delivered to the Company shall be deemed full paid stock and shall not be liable to any further call or assessments thereon and the holders of such shares shall not be liable for any further payments in respect of such shares.

3. Subject to the limitations and provisions contained in this Article Fourth, the Preferred Stock may be issued from time to time in one or more series and in such amounts as may be determined by the board of directors. The designations, powers, preferences and relative, participating, optional, conversion and other special rights, and the qualifications, limitations and restrictions thereof, of the Preferred Stock of each series shall be such as are fixed herein and, to the extent not fixed herein, shall be such, not inconsistent with the provisions of this Article Fourth, as may be fixed by the board of directors (authority so to do being hereby expressly granted) and stated in a resolution or resolutions providing for the issue of Preferred Stock of such series.

4. The holders of Preferred Stock of each series shall be entitled to receive, when and as declared by the board of directors, out of any funds legally available for that purpose, preferential cumulative dividends in cash at the rate fixed with respect to such series and shall not be entitled to receive any dividends over and above such preferential dividends, except as may be specifically fixed with respect to such series. No such preferential dividend rate shall exceed $8 per share per annum. Such preferential dividends shall be payable quarterly on March 31, June 30, September 30, and December 31 in each year except that with respect to any Preferred Stock issued within 30 days preceding any of such dates, the initial preferential dividend may be paid on the next succeeding dividend payment date. Such preferential dividends shall accrue and be cumulative from the date or dates fixed with respect to such series. Such preferential dividends shall be declared and paid or set apart for payment in full for all previous quarterly dividend periods before the declaration of or payment of or setting apart for payment of any dividends on, or the making of or the setting apart of any funds or assets for any distribution with respect to, any class of stock ranking after the Preferred Stock as to dividends or assets or any series of Preferred Stock in respect of any rights to dividends or assets over and above the preferential rights fixed in accordance with the provisions of this Section 4 or of Section 6 of this Article Fourth, and before or concurrently with any purchase, redemption or other acquisition of any class of stock ranking after the Preferred Stock as to dividends or assets, or the setting apart of any funds or assets for such purchase, redemption or acquisition. Each share of Preferred Stock shall rank on a parity with each other share of Preferred Stock, irrespective of series, with respect to the preferential dividends at the respective rates fixed for such series, and no preferential dividend shall be declared or paid or set apart for payment on any series unless at the same time a dividend in like proportion to the preferential dividends accrued upon the Preferred Stock of each other series, shall be declared or paid or set apart for payment, as the case may be, on each other series then outstanding. An accumulation of dividends on the Preferred Stock shall not bear interest.

5. At any time after all preferential dividends on the Preferred Stock of all series for all previous quarterly dividend periods shall have been declared and paid or set apart for payment the board of directors may, after or concurrently with, but not before, the declaration of full preferential dividends on the Preferred Stock of all series for the current quarterly dividend period, declare and pay or set apart for payment dividends on the $3.00 Convertible Second Preferred Stock and, subject to the prior preferential rights of the $3.00 Convertible Second Preferred Stock, declare and pay dividends (payable in cash, property or stock) on the Preference and Common Stock and participating dividends on such Preferred Stock, if any, as may be entitled to participate with the Common Stock, out of any assets legally available for that purpose; provided, however, that no dividends on the Preference or Common Stock and no participating dividends on Preferred Stock shall be paid, set apart for payment, or be payable, before full preferential dividends shall have been paid or set apart for payment on the Preferred Stock of all series and on the $3.00 Convertible Second Preferred Stock for the quarterly dividend period within which such dividends on the Preference Stock and Common Stock or participating dividend shall have been declared. All dividends declared upon the Preference Stock and Common Stock and all participating dividends declared upon such Preferred Stock, if any, as may be entitled to participate in dividends with the Common Stock shall be subject to the provisions of this Section 5 and to the provisions of Section 4 of this Article Fourth. Each share of Common Stock shall share concurrently and in like amount in such dividends, and shares of Preferred Stock shall be entitled to participate therein only if and to the extent authorized in the respective provisions fixing the terms of any series.

6. In the event of any voluntary liquidation, dissolution or winding up of the Company, the holders of Preferred Stock of each series shall be entitled to receive from the assets of the Company, whether represented by capital, surplus, reserves or earnings, such preferential amount, in cash, not exceeding $120 per share, as may be specifically fixed with respect to such series, and in the event of any involuntary liquidation, dissolution or winding up on the Company, the holders of Preferred Stock of all series shall be entitled to receive from the assets of the Company, whether represented by capital, surplus, reserves or earnings, a preferential amount in cash equal to $100 per share, and in each case, whether voluntary or involuntary, a further preferential amount equal to all accrued and unpaid preferential dividends thereon to the date payment is made available to the Preferred Stockholders; all of which shall be paid or set apart for payment before or concurrently with the payment of or setting apart for payment of any amount for, or the distribution of any assets of the Company to, the holders of any class of stock ranking after the Preferred Stock as to dividends or assets or the holders of Preferred Stock of any series in respect of any rights to dividends or assets over and above the preferential amounts fixed in accordance with the provisions of Section 4 or of this Section 6 of this Article Fourth. Each share of Preferred Stock shall rank on a parity with each other share of Preferred Stock, irrespective of series, with respect to the preferential amounts payable upon any distribution of assets by way of liquidation, dissolution or winding up of the Company, and no such amounts shall be paid or set apart for payment on any series unless at the same time amounts in like proportion to the respective preferential amounts to which the shares of each other series are entitled, shall be paid or set apart for payment on each other series then outstanding. After payment or the setting apart for payment to the holders of Preferred Stock and $3.00 Convertible Second Preferred Stock of the preferential amounts payable to them, all the remaining assets of the Company shall belong to and be distributable among the holders of Common Stock, except to the extent, if any, that the holders of Preferred Stock of any series or Preference Stock of any series may be entitled to participate therein.

7. Subject to the provisions of this Section 7, the whole or any part of the Preferred Stock of any series which is redeemable may, unless preferential dividends on Preferred Stock not then to be redeemed are in arrears on the date on which notice of redemption is given, be redeemed at the option of the Company at any time or from time to time at such redemption price or prices per share, not exceeding $120 per share, as may be fixed with respect to such series, plus an amount equal to accrued and unpaid preferential dividends thereon to the date designated for redemption, and upon such other terms and conditions as may be fixed with respect to such series. In the event that at any time less than all the Preferred Stock of any series outstanding is to be redeemed, the shares to be redeemed may be selected pro rata, or by lot, or by such other equitable method as may be determined by the board of directors. Notice of redemption shall be given by the Company by mailing notice thereof to each holder of record of stock to be redeemed at his last address as the same appears on the books of the Company, such notice to be mailed at least 30 days prior to the date designated for redemption. If such notice of redemption shall have been duly given, and if on or before the redemption date named in such notice all funds necessary for such redemption shall have been set aside by the Company in trust for the account of the holders of the Preferred Stock to be redeemed, so as to be available therefor, then, from and after the giving of such notice and the setting aside of such funds, notwithstanding that any certificate for shares of Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, and the holder of such certificate or certificates shall have with respect to such stock no rights in or with respect to the Company except the right to receive the redemption price thereof and an amount equal to accrued and unpaid preferential dividends thereon to the date designated for redemption, without interest, upon the surrender of such certificate or certificates, and the right, if any, to convert such stock not later than the date designated for redemption to the extent fixed with respect to any series; and after the date designated for redemption such stock shall not be transferable on the books of the Company except to the Company.

8. Unless preferential dividends on the Preferred Stock are in arrears, the Company shall have the right from time to time to purchase on the open market or at private sale, or otherwise acquire, outstanding Preferred Stock of any series at a price not exceeding the price at which such stock might at the time be redeemed at the option of the Company, plus an amount equal to accrued and unpaid preferential dividends to the date of acquisition or, if such stock is not redeemable, at a price not exceeding the preferential amounts per share payable thereon in the event of voluntary liquidation of the Company as of the date of acquisition.

9. Except as otherwise provided by law or by the provisions of this Article Fourth, each holder of Preferred Stock, each holder of $3.00 Convertible Second Preferred Stock and each holder of Common Stock shall be entitled to one vote for all purposes for each share of stock held by him and all of them shall vote together as a single class.

10. (a) If at any time preferential dividends on any Preferred Stock shall be in arrears in an amount equal to four quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until all accrued and unpaid preferential dividends for all previous quarterly dividend periods on all shares of Preferred Stock at the time outstanding shall have been declared and paid or set apart for payment. During each default period, the holders of Preferred Stock, voting as a class, irrespective of series, shall have the right to elect the smallest number of the directors necessary to constitute one-fifth of the board of directors, provided, however, that if the authorized number of directors be fifteen or less the holders of Preferred Stock, voting as a class, irrespective of series, shall have the right to elect four directors (such one-fifth or minimum number, as the case may be, being hereinafter sometimes referred to as the “required proportion”). In the event that the holders of Preferred Stock shall exercise such right, the holders of $3.00 Convertible Second Preferred Stock, and Common Stock, voting as a single class, shall have the right to elect the remaining members of the board of directors.

(b) During any default period such voting right of the holders of Preferred Stock may be exercised initially at a special meeting called pursuant to paragraph (c) of this Section 10 or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of Preferred Stock as hereinafter provided to increase in certain cases the authorized number of directors shall be exercised unless the holders of 25% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of $3.00 Convertible Second Preferred Stock, Preference Stock and Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies in the board of directors, if any, as may then exist up to such number of directors as amounts to the required proportion and, if the number which may be so elected does not amount to the required proportion, to make such increase in the number of directors as shall be necessary to permit the election by them of the required proportion but no greater increase than shall be necessary for that purpose, and to elect directors to the offices so created. An increase in the number of directors by the holders of Preferred Stock shall not prevent a subsequent increase or decrease in the number of directors by appropriate amendment of the by-laws made in any manner provided therein by the board of directors or the holders of Preferred, $3.00 Convertible Second Preferred and Common Stocks, voting irrespective of classes, provided that during a default period no such amendment shall (1) reduce the number of directors elected by the holders of Preferred Stock to less than the required proportion or (2) terminate the office of a director prior to the first annual meeting of stockholders subsequent to his election at which directors are elected, except with the written consent of such director. At no time shall the by-laws be amended so as to be inconsistent with the rights of the holders of the Preferred Stock set forth in this Section 10.

(c) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the board of directors may order, or any stockholder or stockholders owning in the aggregate not less than 5% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Company. Notice of such meeting shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Company. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request; or in default of the calling of such meeting within 30 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 5% of the total number of shares of Preferred Stock outstanding. Such meeting shall be held at the place appointed by the Company as the place for the holding of its annual stockholders’ meetings.

(d) In any default period the holders of Preferred, $3.00 Convertible Second Preferred and Common Stocks, voting irrespective of classes, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect directors as a class, after the exercise of which right (1) the directors so elect by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (2) any vacancies in the board of directors shall (except as provided in paragraph (b) of this Section 10) be filled only by vote of a majority of the remaining directors theretofore elected by the holders of the class or classes of stock which elected the director whose office shall have become vacant. References in this Section 10 to directors elected by the holders of a particular class or classes of stock shall include directors elected by such directors to fill vacancies as provided in clause (2) of the foregoing sentence.

(e) Immediately upon the expiration of a default period (1) the right of the holders of Preferred Stock as a class to elect directors shall cease, (2) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (3) the number of directors shall be such number as may be provided for in the by-laws irrespective of any increase made pursuant to the provisions of paragraph (b) of this Section 10 (such number being subject, however, to alteration then or thereafter in any manner provided in the by-laws). Any vacancies in the board of directors effected by the provisions of clauses (2) and (3) in the preceding sentence, may be filled by the directors elected by the holders of $3.00 Convertible Second Preferred Stock and Common Stock, or by the directors elected by the holders of Preferred, $3.00 Convertible Second Preferred and Common Stocks, voting irrespective of classes, as the case may be.

11. As long as any Preferred Stock is outstanding the Company shall not without the consent of the holders of two-thirds in number of shares of the outstanding Preferred Stock, irrespective of series, either given by vote in person or by proxy at a meeting of stockholders called for that purpose, or given in writing:

(a) amend or repeal any provision of, or add any provision to, this Certificate of Incorporation, if such action would alter or change the preferences, special rights or powers of the Preferred Stock so as to affect such Preferred Stock adversely; or

(b) increase the authorized amount of the Preferred Stock, or authorize or create any class of stock of the Company having any preference or priority as to dividends or assets superior to or on an equality with any such preference or priority of the Preferred Stock, or authorize or create any stock, security, debt, or obligation convertible into any stock of the Company having any such preference, priority or equality; or

(c) reclassify outstanding shares of stock of any class ranking after the Preferred Stock as to assets or dividends into shares of stock of any class ranking on a parity with or having any preference over the Preferred Stock as to assets or dividends;

provided, however, that if any action described in the foregoing paragraph (a) would affect adversely Preferred Stock of less than all series, such action shall require the consent of the holders of two-thirds in number of shares of the outstanding Preferred Stock of such series only as may be so affected, acting as a class, given as aforesaid; and provided further that any action specified in this Section 11 as requiring such consent of the holders of Preferred Stock, irrespective of series, or of the holders of Preferred Stock of less than all series, as the case may be, may be taken with such consent and with such additional vote or consent, if any, of stockholders as may from time to time be required by law.

12. As long as any Preferred Stock is outstanding the Company shall not without the consent of the holders of a majority in number of shares of the outstanding Preferred Stock, irrespective of series, either given by vote in person or by proxy at a meeting of stockholders called for that purpose, or given in writing: (1) by voluntary action dissolve, liquidate, or wind up the Company; or (2) sell or dispose of all or substantially all the assets of the Company or effect the merger or consolidation of the Company into or with any other corporation unless the holders of Preferred Stock of each series shall thereafter have, or shall be offered in exchange, stock having in all material respects the same powers, preferences and rights to which shares of Preferred Stock of such series were entitled prior to such sale, disposition, and merger or consolidation; provided, however, that the purchase or acquisition by the Company of all or any part of the assets, stock or securities of another corporation or corporations shall not be deemed to be a merger or consolidation within the meaning of this Section 12; and provided, further, that any action specified in this Section 12 as requiring such consent of the holders of Preferred Stock, irrespective of series, may be taken with such consent and with such additional vote or consent, if any, of stockholders as may from time to time be required by law.

13. The Company shall have authority to issue a series of Preferred Stock, without par value, as follows: (a) the shares of such series shall be designated “$4.25 Preferred Stock”; (b) such series shall consist initially of 125,000 shares; (c) $4.25 is hereby fixed as the rate per share per annum at which the holders of the $4.25 Preferred Stock shall be entitled to receive preferential dividends; (d) such preferential dividends shall accrue and be cumulative from March 31, 1983; (e) the $4.25 Preferred Stock shall be subject to redemption in whole or in part at a redemption price of $100.00 per share; plus, as provided in Section 7 of this Article Fourth, an amount equal to accrued and unpaid preferential dividends thereon to the date designated for redemption; (f) any redemption of shares of $4.25 Preferred Stock shall be effected in the manner and in accordance with the terms set forth in Section 7 of this Article Fourth; and (g) the preferential amount which the holders of the $4.25 Preferred Stock shall be entitled to receive from the assets of the Company in the event of any voluntary liquidation, dissolution or winding up of the Company shall be the redemption price per share payable at the time payment is made available to the holders of such $4.25 Preferred Stock plus, as provided in Section 6 of this Article Fourth, an amount equal to all accrued and unpaid preferential dividends to such time.

14. (a) Subject to the prior preferential rights of the holders of Preferred Stock and any other class of stock ranking prior to $3.00 Convertible Second Preferred Stock as to dividends or assets, the holders of $3.00 Convertible Second Preferred Stock shall be entitled to receive, when, as and if declared by the directors, out of funds legally available for the purpose, cash dividends at the rate of $3.00 per share per annum, payable quarterly on the first days of January, April, July and October of each year. Such dividends shall be cumulative and accrue from the dividend date next preceding the date of issue, or from the date of issue if that be a dividend date. Each share of $3.00 Convertible Second Preferred Stock shall rank on a parity with each other share of $3.00 Convertible Second Preferred Stock in respect of payment of dividends.

(b) So long as any shares of $3.00 Convertible Second Preferred Stock are outstanding, the Company shall not:

(i) declare or pay any dividends (other than dividends payable in Common Stock of the Company) upon, or make any distribution in respect of, (A) Preference Stock, Common Stock or any other class of stock ranking after $3.00 Convertible Second Preferred Stock as to dividends or assets, or (B) Preferred Stock or any other class of stock ranking prior to the $3.00 Convertible Second Preferred Stock as to dividends or assets in respect of any rights to dividends or assets over and above the preferential amounts fixed in accordance with the provisions of this Article Fourth, or

(ii) purchase or redeem or otherwise retire any shares of Preference Stock, Common Stock or of any other class of stock ranking after $3.00 Convertible Second Preferred Stock as to dividends or assets,

unless all dividends accrued for all previous dividend periods shall have been paid on all outstanding shares of $3.00 Convertible Second Preferred Stock.

15. (a) Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of shares of $3.00 Convertible Second Preferred Stock shall be entitled, before any distribution or payment is made upon Preference Stock, Common Stock or any other class of stock ranking after $3.00 Convertible Second Preferred Stock as to dividends or assets or upon Preferred Stock or any other class of stock ranking prior to $3.00 Convertible Second Preferred Stock as to dividends or assets in respect of any rights to dividends or assets over and above the preferential amounts fixed in accordance with the provisions of this Article Fourth, but subject to the prior preferential rights of the holders of Preferred Stock and any other class of stock ranking prior to $3.00 Convertible Second Preferred Stock as to dividends or assets, to be paid in cash the sum of $110 per share plus dividends accrued on each share to the date fixed for payment thereof, and to no further payment.

(b) In the event that the assets of the Company available for distribution to holders of $3.00 Convertible Second Preferred Stock shall not be sufficient to pay in full the amount herein required to be paid, such assets shall be distributed to the holders of shares of $3.00 Convertible Second Preferred Stock pro rata.

(c) After payment in full shall have been made to all holders of $3.00 Convertible Second Preferred Stock as herein provided, then, but not prior thereto, distributions may be made upon Preference Stock, Common Stock and any other class of stock ranking after $3.00 Convertible Second Preferred Stock as to dividends or assets and upon Preferred Stock or any other class of stock ranking prior to $3.00 Convertible Second Preferred Stock as to dividends or assets in respect of any rights as to dividends or assets over and above the preferential amounts fixed in accordance with this Article Fourth.

(d) Neither the consolidation or merger of the Company into or with any other corporation or corporations, nor the sale or transfer by the Company of all or substantially all of its assets in connection with or incident to such a consolidation or merger, nor the reduction of the capital stock of the Company shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of any of the provisions of this paragraph 15.

16. The $3.00 Convertible Second Preferred Stock shall be subject to redemption, at the option of the board of directors, at any time on or after October 1, 1974, in whole or in part, upon notice given as hereinafter provided, by paying for each share, in cash, the sum of $110 plus an amount equal to dividends accrued thereon to the date fixed for redemption, such sum being herein sometimes referred to as the redemption price, provided, however, that no shares of $3.00 Convertible Second Preferred Stock shall be redeemed unless all dividends for all previous dividend periods shall have been paid on all shares of $3.00 Convertible Second Preferred Stock which are to remain outstanding after such redemption, and on any other class of preferred stock ranking equally therewith in respect of the payment of dividends. In case of the redemption of only a part of the outstanding shares, the shares to be redeemed shall be selected by lot or pro rata in such manner as the board of directors shall determine. Not less than 30 days’ prior written notice shall be given by mail, postage prepaid, to the holders of record of the shares to be redeemed, such notice to be addressed to each stockholder at his post office address as shown by the records of the Company. If such notice of redemption shall have been duly given and if, on or before the redemption date specified in such notice, there shall have been deposited with the transfer agent for the $3.00 Convertible Second Preferred Stock, in trust for the account of the holders of the shares so called for redemption, the funds necessary for such redemption, then, upon the making of such deposit, the shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices, shall forthwith cease and terminate except only the right of the holders thereof to receive, out of the funds so deposited, the redemption price thereof. Any interest accrued on such funds shall belong to the Company and be paid to it from time to time. Any funds so set aside or deposited and unclaimed at the end of six years from the date fixed for such redemption shall be repaid to the Company upon its request, after which repayment the holders of the shares so called for redemption shall look only to the Company for the payment of the redemption price thereof. Subject to the provisions hereof, the board of directors shall have authority to prescribe the manner in which $3.00 Convertible Second Preferred Stock shall be redeemed from time to time. Any shares so redeemed shall be permanently retired and shall not under any circumstances be reissued.

Holders of shares of $3.00 Convertible Second Preferred Stock shall not be entitled to any sinking fund for the purchase or redemption of such shares.

17. (a) Subject to and upon compliance with the following provisions of this paragraph 17, at the option of the holder, each share of $3.00 Convertible Second Preferred Stock may at any time be converted into Common Stock of the Company as set forth below:

(i) At any time prior to October 1, 1974, each share of $3.00 Convertible Second Preferred Stock shall be convertible into 3.40 shares of Common Stock;

(ii) On and after October 1, 1974 but prior to October 1, 1975, each share of $3.00 Convertible Second Preferred Stock shall be convertible into 3.35 shares of Common Stock;

(iii) On and after October 1, 1975 but prior to October 1, 1976, each share of $3.00 Convertible Stock Preferred Stock shall be convertible into 3.30 shares of Common Stock;

(iv) On and after October 1, 1976 but prior to October 1, 1977, each share of $3.00 Convertible Second Preferred Stock shall be convertible into 3.25 shares of Common Stock;

(v) On and after October 1, 1977 but prior to October 1, 1978, each share of $3.00 Convertible Second Preferred Stock shall be convertible into 3.20 shares of Common Stock;

(vi) On and after October 1, 1978, each share of $3.00 Convertible Second Preferred Stock shall be convertible into 3.15 shares of Common Stock.

(b) In order to exercise the conversion privilege, the holder of any shares of $3.00 Convertible Second Preferred Stock to be converted shall surrender his certificate or certificates therefor at the principal office of the transfer agent for the $3.00 Convertible Second Preferred Stock (or if no transfer agent be at the time appointed, then to the Company at its executive offices in New York, New York), and shall give written notice to the Company at such office that the holder elects to convert the shares represented by such certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock issuable on such conversion shall be issued. Certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his attorney duly authorized in writing. As soon as practicable after receipt of such notice and the surrender of the certificate or certificates for shares of $3.00 Convertible Second Preferred Stock as aforesaid, the Company shall cause to be issued and delivered at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in subparagraph (d) below in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. No adjustment shall be made for dividends accrued on any shares of $3.00 Convertible Second Preferred Stock or for dividends on any shares of Common Stock issued on such conversion.

(c) If shares of $3.00 Convertible Second Preferred Stock are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the business day next preceding the date fixed for redemption, unless default shall thereafter be made in payment of the redemption price.

(d) The Company shall not issue fractions of shares of Common Stock upon conversion of shares of $3.00 Convertible Second Preferred Stock or fractional share bearer warrants in lieu thereof. If any fraction of a share of Common

Stock would, except for the provisions of this subparagraph (d), be issuable upon such conversion, the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, (i) computed, if the Common Stock shall be listed on the New York Stock Exchange or on any other national securities exchange, on the basis of the last sales price of the Common Stock on such Exchange (or the quoted closing bid price if there shall have been no sales) on the date of conversion, or (ii) computed, if the Common Stock shall not be so listed, on the basis of the average of the closing bid and asked prices for the Common Stock on the date of conversion as reported by The National Quotation Bureau, Inc., or its successor, or such other reporting service as the Company shall determine.

(e) (i) The number of shares of Common Stock into which shares of $3.00 Convertible Stock Preferred Stock shall at any time be convertible into Common Stock shall be subject to adjustment from time to time and such number as so adjusted shall likewise be subject to further adjustment all as hereinafter set forth.

(ii) In case the Company shall at any time when shares of $3.00 Convertible Second Preferred Stock are outstanding subdivide or combine the outstanding shares of Common Stock, the number of shares of Common Stock into which each share of $3.00 Convertible Second Preferred Stock is then convertible and the number of shares of Common Stock into which each share of $3.00 Convertible Second Preferred Stock will be convertible during those of the periods specified in subparagraph (a) above which remain unexpired shall forthwith be proportionately increased in the case of subdivision or decreased in the case of combination (in each case as of the effective date of the subdivision or combination), the resultant number of shares of Common Stock to be rounded to the nearest one-hundredth (1/100) of a share.

(iii) In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change in the outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company, or such successor or purchasing corporation, as the case may be, shall make appropriate provision so that a holder of shares of the $3.00 Convertible Second Preferred Stock, or of the shares of capital stock of such successor or purchasing corporation into which the $3.00 Convertible Second Preferred Stock shall be converted or which shall be offered in exchange therefor, as the case may be, shall thereafter have the right to convert such $3.00 Convertible Second Preferred Stock or such other capital stock into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such holder of shares of $3.00 Convertible Second Preferred Stock might have converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, subject however, to later adjustments comparable to those required by subparagraph (a) above and this subparagraph (e).

(f) The Company shall reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of all outstanding shares of the $3.00 Convertible Second Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect such conversion. The Company will not take any action which would cause the aggregate liquidation value of the then outstanding shares of $3.00 Convertible Second Preferred Stock to be below the aggregate par value of the number of shares of Common Stock issuable upon conversion of all then outstanding shares of $3.00 Convertible Second Preferred Stock or, in case the Common Stock shall have no par value, below the amount for which such number of shares of Common Stock could be issued as fully paid and nonassessable upon conversion of all the then outstanding shares of $3.00 Convertible Second Preferred Stock.

(g) Shares of $3.00 Convertible Second Preferred Stock surrendered to the Company for conversion pursuant to this paragraph 17 shall be permanently retired and shall not under any circumstances be reissued.

18. (a) Subject to the limitations and provisions contained in this Article Fourth, the Preference Stock may be issued from time to time in one or more series and in such amounts as may be determined by the board of directors. All shares of any one series of the Preference Stock shall be identical in all respects, except that shares of any one series providing for cumulative dividends issued at different times may differ as to the dates from which dividends are cumulative, and each series thereof shall be distinctively designated by letter or descriptive words. If any of the Preference Stock is subject to redemption, any redeemed Preference Stock shall have the status of authorized but unissued Preference Stock unless the Board of Directors otherwise determines in connection with the issuance or redemption of such Preference Stock.

(b) All series of the Preferred Stock and the $3.00 Convertible Second Preferred Stock shall have preference and priority over all series of the Preference Stock in the payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the Company and the Preference Stock shall be subject to all the powers, preferences and rights of the Preferred Stock and the $3.00 Convertible Second Preferred Stock as set forth in this Article Fourth. Subject to the foregoing, authority is hereby expressly granted to the board of directors from time to time to issue in the Preference Stock as Preference Stock of any series and in connection with the creation of each such series to fix by the resolution or resolutions providing for the issue of shares thereof the designations and the powers, preferences and rights, and the qualifications, limitations or restricts thereof, of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware, including, without limitation, the matters set forth in the following subdivisions (i) to (xi), inclusive:

(i) The series to which such Preference Stock shall belong;

(ii) The amount and timing of the declaration and payment of dividends, if any (including any dividends which may be determined from time to time at the discretion of the board of directors), which shall be payable on the shares of such series, whether the dividends, if any, of such series shall be cumulative and, if so, the date from which they shall be cumulative, and any preferences as to dividends of the shares of such series over the Common Stock or over any other series of Preference Stock;

(iii) Whether or not the shares of such series shall be subject to redemption and, if so, the date or dates upon or after which the shares of such series shall be subject to redemption at the election of the Company, the redemption price or prices per share of such series on such redemption and any other terms or conditions relating to such redemption;

(iv) Any preferences of the shares of such series over the Common Stock or over any other series of Preference Stock or any other class of stock ranking after the Preference Stock as to assets in the event of any liquidation, dissolution or winding up of the Company and whether or not shares of such series are to participate in any distribution of assets in the event of any such liquidation, dissolution or winding up after the payment of any preference of such shares as to such assets.

(v) Whether or not the shares of such series shall be entitled to the benefit of a sinking fund or purchase fund to be applied to the redemption or purchase of such series and, if so entitled, the amount of such fund and the manner of its application;

(vi) Whether or not the shares of such series shall be subject to mandatory redemption and, if so, the amount of such redemption and the manner of its application;

(vii) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class or of any series of any other class or classes of stock of the Company or other securities and, if so convertible or exchangeable, the conversion price or prices or rate or rates, or the rate or rates of exchange, and the adjustments, if any, in the price or prices or rate or rates at which such conversion or exchange may be made;

(viii) Whether the holders of shares of such series shall have voting powers and, if they are to have such voting powers, the extent thereof;

(ix) The limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the Common Stock or any other series of Preference Stock.

(x) The conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

(xi) Any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

19. There shall be subject to issue or transfer no fractional share of Common, Preferred, $3.00 Convertible Second Preferred or Preference Stock; and in respect to future issues or stock dividends resulting in one or more fractional shares of Common, Preferred, $3.00 Convertible Second Preferred or Preference Stock, the board of directors may provide for the issue of fractional share bearer warrants which shall not draw dividends or be entitled to vote, but which shall entitle the holders thereof to have issued to them an integral number of shares of Common, Preferred, $3.00 Convertible Second Preferred or Preference Stock, as the case may be, for an aggregate number of fractions amounting to such integral number of shares of Common, Preferred, $3.00 Convertible Second Preferred or Preference Stock, as the case may be, if presented to the Company within such time not less than three months after issue as the directors may deem advisable; or the directors may provide, if the fractional share of Common, Preferred, $3.00 Convertible Second Preferred or Preference Stock is one-half share or less than one-half share, that such fractional share shall be extinguished by payment to the holder of the value of such fractional share as determined by the board of directors; and if the fractional share is more than one- half, that the holder thereof shall be required to pay to the Company, according to the value fixed by the board of directors, an amount sufficient to make his holdings an integral number, and until he shall so pay, he shall not be entitled to vote such fractional share or receive dividends thereupon; provided that any fractional shares of Common Stock resulting from conversion of $3.00 Convertible Second Preferred Stock shall be extinguished by payment to the holders of the value of such fractional shares as determined in accordance with paragraph 17(d) of this Article Fourth.

20. Nothing contained in this Article Fourth shall prejudice any power which the board of directors may otherwise have to close the stock transfer books of the Company or prejudice any right which the Company may otherwise have to fix in its by-laws, or provide in its by-laws that the directors shall be authorized to fix, record dates for the determination of stockholders entitled to notice of, and to vote at, meetings of stockholders or any adjournment thereof, or entitled to receive payment of dividends, or to any allotment of rights, or to exercise rights in respect of any change, conversion or exchange of capital stock, or to give a consent for any purpose, and to provide that in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.”

FIFTH: The number of shares with which the Company will commence business is ten (10), which shares are without par value.

SIXTH: The Company is to have perpetual existence.

SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

EIGHTH: 1. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized, subject to the provisions of Article Fourth hereof:

(a) To make, alter, or repeal the by-laws of the Company; to fix such proportion, if any, of the amounts paid into the Company for its capital stock as they may determine to treat as surplus available for dividends; to fix and change from time to time the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed mortgages and liens upon the real and personal property of the Company; subject only to the limitations, restrictions and provisions hereinbefore set forth and as otherwise provided by law.

(b) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Company (other than the stock ledger) or any of them shall be open to inspection of stockholders; and no stockholder shall have any right of inspecting any account, book or document of the Company, except as conferred by statute, unless authorized by resolution of the stockholders or directors.

(c) By resolution or resolutions passed by a majority of the whole board of directors to designate one or more committees, each committee to consist of two or more directors of the Company, which to the extent provided in such resolution or resolutions or in the by-laws of the Company shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Company and shall have power to authorize the seal of the Company to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the Company or as may be determined from time to time by resolution adopted by the board of directors.

2. Both stockholders and directors shall have the power, if the by-laws so provide, to hold their meetings and to have one or more offices within or without the State of Delaware, and to keep the books of the Company (subject to the provisions of the statutes) outside of the State of Delaware at such place or places as may be from time to time designated by the board of directors.

3. No contract or other transaction between the Company and any other corporation, and no act of the Company shall in any way be affected or invalidated by the fact that any of the directors of the Company are pecuniarily or otherwise interested in or are directors or officers of such corporation; any director individually, or any firm of which such director may be a member, may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of the Company, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the board of directors or a majority thereof; and any director of the Company, who is also a director or officer of such other corporation, or is so interested, may be counted in determining the existence of a quorum at any meeting of the board of directors of the Company, which shall authorize such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect, as if he were not such director or officer of such other corporation or not so interested.

NINTH: Subject to the provisions of Article Fourth hereof, the Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH: 1. A Director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

2. (a) Each person who was or is made a party or is threatened to be made a party to or involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, including excise taxes with respect to an employee benefit plan, or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Company. The right to indemnification conferred in this paragraph (a) of Section 2 shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

(b) If a claim under paragraph (a) of this Section 2 is not paid in full by the Company within thirty days after written claim has been received by the Company the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(d) The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation,

partnership, joint venture, trust or other enterprise, including an employee benefit plan, against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(e) Upon resolution passed by the board of directors, the Company may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of certain of its obligations arising under this Article Tenth.

(f) If any part of this Article Tenth shall be found, in any action, suit or proceeding or appeal therefrom or in any other circumstances or as to any particular officer, director or employee to be unenforceable, ineffective or invalid for any reason, the enforceability, effect and validity of the remaining parts or of such parts in other circumstances shall not be affected, except as otherwise required by applicable law.

IN WITNESS WHEREOF, said Colgate-Palmolive Company has caused this Certificate to be signed by Reuben Mark, its Chairman of the Board, and attested by Harold Obstler, its Secretary, this 15th day of June, 1988.

By	/s/ Reuben Mark
Reuben Mark
Chairman of the Board

[CORPORATE SEAL]

Attest:

By	/s/ Harold Obstler
Harold Obstler
Secretary

EXHIBIT 3-A

CERTIFICATE OF DESIGNATIONS

of

SERIES A JUNIOR PARTICIPATING PREFERENCE STOCK

of

COLGATE-PALMOLIVE COMPANY

(Pursuant to Section 151 of the

Delaware General Corporation Law)

Colgate-Palmolive Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on October 13, 1988:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors” or the “Board”) in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preference Stock, without par value (the “Preference Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Series A Junior Participating Preference Stock:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preference Stock” (the “Series A Preference Stock”) and the number of shares constituting the Series A Preference Stock shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preference Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preference Stock.

Section 2. Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of preferred stock, $3.00 Convertible Second Preferred Stock, without par value, or Preference Stock (or any similar stock) ranking prior and superior to the Series A

Preference Stock with respect to dividends, the holders of shares of Series A Preference Stock, in preference to the holders of Common Stock, $1 par value (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share of Series A Preference Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preference Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preference Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Preference Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preference Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preference Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date

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or is a date after the record date for the determination of holders of shares of Series A Preference Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued buy unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preference Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preference Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Preference Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preference Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preference Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately alter such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preference Stock, preferred stock or any similar stock, or by law, the holders of shares of Series A Preference Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preference Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preference Stock as provided in Section 2 are in arrears,

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thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preference Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preference Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preference Stock, except dividends paid ratably on the Series A Preference Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preference Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preference Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preference Stock, or any shares of stock ranking on a parity with the Series A Preference Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Preference Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preference Stock and may be reissued as part of a new series of Preference Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preference Stock or any similar stock or as otherwise required by law.

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Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preference Stock unless, prior thereto, the holders of shares of Series A Preference Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preference Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preference Stock, except distributions made ratably on the Series A Preference Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preference Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preference Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preference Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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Section 8. No Redemption. The shares of Series A Preference Stock shall not be redeemable.

Section 9. Rank. The Series A Preference Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preference Stock.

Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preference Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preference Stock, voting together as a single class.

IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by a Vice President and attested by an Assistant Secretary this 25th day of October, 1988.

/s/ Harold Obstler
Vice President

Attest:

/s/ William R. Peters
Assistant Secretary

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EXHIBIT 3-A

CERTIFICATE OF DESIGNATIONS

OF

SERIES B CONVERTIBLE PREFERENCE STOCK

OF

COLGATE-PALMOLIVE COMPANY

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

We, Robert M. Agate, Executive Vice President and Chief Financial Officer, and Harold Obstler, Vice President and Secretary, of Colgate-Palmolive Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation, as amended, of said Corporation, the said Board of Directors on June 19, 1989, at a meeting duly called and held, adopted the following resolution creating a series of 6,315,149 shares of Preference Stock designated as Series B Convertible Preference Stock:

RESOLVED, that creation of a series of Preference Stock of the Corporation, to be designated Series B Convertible Preference Stock (the “Series B Preference Stock”), with the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof as set forth below, be, and the same hereby is, approved:

Series B Convertible Preference Stock

Section 1. Designation and Amount; Special Purpose Restricted Transfer Issue.

(A) The shares of this series of Preference Stock shall be designated as “Series B Convertible Preference Stock” and the number of shares constituting such series shall be 6,315,149.

(B) Shares of Series B Preference Stock shall be issued only to a trustee acting on behalf of an employee stock ownership plan or other employee benefit plan of the Corporation. In the event of any transfer of shares of Series B Preference Stock, including a distribution to participants of an employee benefit plan, to any person other than the Corporation or the trustee of any such plan, the shares of Series B Preference Stock so transferred, upon such transfer and without any further action by the Corporation or the holder, shall be automatically converted into shares of the Corporation’s Common Stock, par value $1 per share (the “Common Stock”), pursuant to Section 5 hereof and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to shares of Series B Preference Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of Series B Preference Stock shall be so converted. In the event of such a conversion, the transferee of the shares of Series B Preference Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of Series B Preference Stock have been automatically converted as of the date of such transfer; provided, however, that the pledge of Series B Preference Stock as collateral under any credit agreement for the financing or refinancing of the initial purchase of the Series B Preference Stock by such employee stock ownership plan or other employee benefit plan of the Corporation shall not constitute a transfer for purposes of this Section 1. Certificates representing shares of Series B Preference Stock shall be legended to reflect such restrictions on transfer. Notwithstanding the foregoing provisions of this Section 1(B), shares of Series B Preference Stock (i) may be converted into shares of Common Stock pursuant to Section 5 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by Sections 6, 7 and 8 hereof.

Section 2. Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of preferred stock or Preference Stock (or any similar stock) ranking prior and superior to the Series B Preference Stock with respect to dividends, and subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series B Preference Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends (“Preferred Dividends”) in an amount per share equal to $4.88 per share per annum, payable semi-annually in arrears, one-half on the 28th day of December and one-half on the 28th day of June of each year (each a “Dividend Payment Date”) commencing on June 28, 1990, to holders of record at the start of business on such Dividend Payment Date; provided, however, that the first two dividends shall be paid on July 25, 1989 and December 28, 1989 calculated as set forth in the penultimate sentence of this paragraph (A); and provided, further, that if as of a given Dividend Payment Date $2.44 is less than an amount (the “Common Stock Equivalent Dividend”) equal to (i) the aggregate amount of all cash dividends (excluding an amount equal to the Fair Market Value of any Extraordinary Distribution made during such period as defined in Section 9(F)(ii)) declared per share of Common Stock since the immediately preceding Dividend Payment Date multiplied by (ii) the number of shares of Common Stock into which such share of Series B Preference Stock was convertible on the appropriate dividend payment date for the Common Stock, then the Preferred

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Dividend payable for such period shall equal the Common Stock Equivalent Amount. In the event that any Dividend Payment Date shall occur on any day other than a “Business Day” (as defined in Section 9(F)(i)), the dividend payment due on such Dividend Payment Date shall be paid without interest on the Business Day immediately following such Dividend Payment Date. Preferred Dividends shall begin to accrue on outstanding shares of Series B Preference Stock from the date of issuance of such shares of Series Preference Stock. Preferred Dividends shall accrue on a daily basis whether or not the Corporation shall have earnings or surplus at the time. Preferred Dividends accrued after the date of issuance for any period less than a full semi-annual period shall be computed on the basis of a 360-day year of 30-day months and in the case of each of the first two dividends, such a proportional dividend shall accrue for the period from the date of issuance until July 25, 1989, in respect of the first dividend, and from July 26, 1989 until December 28, 1989, in respect of the second dividend, and shall be calculated based upon the fixed Preferred Dividend amount rather than the Common Stock Equivalent Dividend amount. Accrued but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.

(B) So long as any Series B Preference Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series B Preference Stock as to dividends (“Parity Stock”), unless there shall also be or have been declared and paid or set apart for payment on the Series B Preference Stock dividends for all dividend payment periods of the Series B Preference Stock ending on or before the dividend payment date of such Parity Stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend payment period on the Series B Preference Stock, and accumulated and unpaid on such Parity Stock through the dividend payment period on such Parity Stock next preceding such dividend payment period. So long as any Series B Preference Stock shall be outstanding, in the event that full cumulative dividends on the Series B Preference Stock have not been declared and paid or set apart for payment when due, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series B Preference Stock (“Junior Stock”) until full cumulative and unpaid dividends on the Series B Preference Stock shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of any Junior Stock, or (ii) the acquisition of shares of any Junior Stock either (x) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or (y) in exchange solely for shares of any other Junior Stock. Subject to the foregoing provisions of this Section 2 (B), the Board of Directors may declare and the Corporation may pay or set apart for payment dividends and other distributions on any other Junior Stock or Parity Stock, and may purchase or otherwise redeem any of the Junior Stock or Parity Stock or any warrants, rights, or options or other securities exercisable for or convertible into any of the Junior Stock or Parity Stock and the holders of shares of the Series B Preference Stock shall not be entitled to share therein.

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Section 3. Voting Rights. Subject to the provisions of Section 10 of Article FOURTH of the Restated Certificate of Incorporation, the holders of shares of Series B Preference Stock shall have the following voting rights:

(A) The holders of Series B Preference Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock of the Corporation, voting together with the holders of Common Stock as one class. Each share of the Series B Preference Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series B Preference Stock could be converted on the record date for determining the stockholders entitled to vote, rounded to the nearest one-tenth of a vote.

(B) Except as otherwise required by law or set forth herein, holders of Series B Preference Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action ; provided, however, that the vote of at least 66 2/3% of the outstanding shares of Series B Preference Stock, voting separately as a series, shall be necessary to adopt any alteration, amendment or repeal of any provision of the Restated Certificate of Incorporation of the Corporation (the “Certificate”) or this Certificate of Designations, if such amendment, alteration or repeal would alter or change the powers, preferences or special rights of the shares of Series B Preference Stock so as to affect them adversely.

Section 4. Liquidation, Dissolution or Winding-Up.

(A) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series B Preference Stock shall be entitled to receive out of assets of the Corporation which remain after satisfaction in full of all valid claims of creditors of the Corporation and which are available for payment to the stockholders, and subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the Series B Preference Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Series B Preference Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, liquidating distributions in the amount of $65 per share (the “Liquidation Preference”), plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, and no more. If upon any liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series B Preference Stock and any other stock ranking as to any such distribution on a parity with the Series B Preference Stock are not paid in full, the holders of the Series B Preference Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided

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by the foregoing provisions of this Section 4(A), the holders of shares of Series B Preference Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

(B) Neither the merger, consolidation or combination of the Corporation with or into any other corporation, nor the sale, lease, transfer or other exchange of all or any portion of the assets of the Corporation (or any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation), shall be deemed to be a dissolution, liquidation or winding-up of the affairs of the Corporation for purposes of this Section 4, but the holders of Series B Preference Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 8 hereof.

(C) Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series B Preference Stock in such circumstances shall be payable, and stating that such payment will be made only after the surrender of such holder’s certificates representing shares of Series B Preference Stock, shall be given by first-class mail, postage prepaid, mailed not less than twenty (20) days prior to any payment date stated therein, to the holders of Series B Preference Stock, at the address shown on the books of the Corporation or any transfer agent for the Series B Preference Stock; provided, however, that a failure to give notice as provided above or any defect therein shall not affect the Corporation’s ability to consummate a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

Section 5. Conversion into Common Stock.

(A) A holder of shares of Series B Preference Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Section 6, 7 or 8 hereof, to cause any or all of such shares to be converted into shares of Common Stock, initially at a conversion rate equal to one share of Common Stock for each one share of Series B Preference Stock, and which shall be adjusted as hereinafter provided (and, as so adjusted, rounded to the nearest ten-thousandth, is hereinafter sometimes referred to as the “Conversion Ratio”).

(B) Any holder of shares of Series B Preference Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series B Preference Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Common Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of Series B Preference Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Series B Preference Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series B Preference Stock not to be so converted to be issued, and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

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(C) Upon surrender of a certificate representing a share or shares of Series B Preference Stock for conversion, the Corporation or the transfer agent for the Common Stock shall issue and send by hand delivery (with receipt to be acknowledged) or by first class mail, postage prepaid, to the holder thereof or to such holder’s designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series B Preference Stock, only part of which are to be converted, the Corporation or the transfer agent for the Common Stock shall issue and deliver to such holder or such holder’s designee a new certificate or certificates representing the number of shares of Series B Preference Stock which shall not have been converted.

(D) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Series B Preference Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of (i) the delivery to such holder or such holder’s designee of the certificates representing the shares of Common Stock issued upon conversion thereof and (ii) the commencement of business on the second Business Day after the surrender of the certificate or certificates for the shares of Series B Preference Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) as provided herein. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date.

(E) The Corporation shall not be obligated to deliver to holders of Series B Preference Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of Series B Preference Stock, but in lieu thereof may issue fractional share bearer warrants or make a cash payment in respect thereof in any manner permitted by law and the Certificate.

(F) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series B Preference Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B Preference Stock then outstanding. Nothing contained herein shall preclude the Corporation from issuing shares of Common Stock held in its treasury upon the conversion of shares of Series B Preference Stock into Common Stock pursuant to the terms thereof. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Corporation

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lawfully to issue and deliver to each holder of record of Series B Preference Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series B Preference Stock then outstanding and convertible into shares of Common Stock.

(G) Whenever the Corporation shall issue shares of Common Stock upon any conversion of shares of Series B Preference Stock as contemplated by this Section 5, the Corporation shall issue together with each share of Common Stock one right to purchase Series A Junior Participating Preference Stock of the Corporation pursuant to the Rights Agreement by and between the Corporation and Morgan Shareholder Services Trust Company, dated as of October 13, 1988, as the same may be amended from time to time thereafter (the “Rights Agreement”), or any rights issued to holders of the Common Stock in addition thereto or in replacement therefor, whether or not such rights shall be exercisable or tradeable separately from the Common Stock at such time, but only if the rights issued pursuant to such Rights Agreement are outstanding and have not expired or been redeemed or exchanged.

Section 6. Redemption At the Option of the Company.

(A) The Series B Preference Stock shall be redeemable, in whole or in part, at the option of the Corporation (i) at any time after June 19, 1992, (ii) at any time prior to June 19, 1992 if permitted by paragraph (C) or (iii) at any time after the date of issuance if permitted by paragraphs (D) of this Section 6, at the following percentages of the Liquidation Preference:

During the Twelve Month Period Beginning June 19,	Percentage of Liquidation Preference
1989	107.5
1990	106.75
1991	106.0
1992	105.25
1993	104.5
1994	103.75
1995	103.0
1996	102.25
1997	101.5
1998	100.75

and thereafter at the Liquidation Preference, plus, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (E) of this Section 6. Notice having been given as provided in Paragraph B below, from and after the date fixed for redemption, unless the Corporation shall have failed to set aside sufficient funds for such

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redemption, dividends on shares of Series B Preference Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Corporation shall cease, except the right to receive the redemption price. No interest shall accrue on the redemption price after the date fixed for redemption. If less than all of the outstanding shares of Series B Preference Stock are to be redeemed, the Corporation shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board of Directors of the Corporation.

(B) Unless otherwise required by law, notice of redemption pursuant to paragraphs (A), (C) or (D) of this Section 6 will be sent to the holders of Series B Preference Stock at the address shown on the books of the Corporation or any transfer agent for the Series B Preference Stock by first class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the Series B Preference Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Ratio in effect at the time. Upon surrender of the certificate for any shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the redemption price set forth pursuant to this Section 6.

(C) Notwithstanding anything to the contrary in paragraph (A) of this Section 6, the Corporation may elect to redeem any or all of the shares of Series B Preference Stock at any time on or prior to June 19, 1992 on the terms and conditions set forth in paragraphs (A) and (B) of this Section 6, if the last reported sales price, regular way, or if no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, of a share of Common Stock, in each case as reported on the Composite Tape for New York Stock Exchange transactions (the “Composite Tape”) or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange (the “NYSE”), on the principal national securities exchange on which such stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ National Market System”) or, if the Common Stock is not quoted on such NASDAQ National Market System, the average of the closing bid and asked prices in overthecounter market as reported by NASDAQ, for at least twenty (20) trading days within a period of thirty (30) consecutive trading days ending within five (5) days of the notice of redemption equals or exceeds one hundred fifty percent (150%) of an amount equal to (x) the Liquidation Preference divided by (y) the Conversion Ratio (giving effect in making such calculation to any adjustments required by Section 9 hereof).

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(D) Notwithstanding anything to the contrary in paragraph (A) of this Section 6, the Corporation may elect to redeem any or all of the shares of Series B Preference Stock at any time on or prior to June 19, 1992 on the terms and conditions set forth in paragraphs (A) and (B) of this Section 6, if the Corporation terminates an employee stock ownership plan pursuant to which shares of Series B Preference Stock are then held by a trustee (in which case only the shares held pursuant to such plan may be so redeemed).

(E) The Corporation, at its option, may make payment of the redemption price required upon redemption of shares of Series B Preference Stock pursuant to Section 6 or 7 hereof in cash or, provided that the Fair Market Value of a share of Preference Stock (as defined in Section 9(F)(iii)) is less than the Fair Market Value of the shares of Common Stock (as defined in Section 9 (F)(iii)) into which it is then convertible, in shares of Common Stock, or in a combination of such shares and cash, any such shares of Common Stock to be valued for such purpose at their Fair Market Value (as defined in Section 9(F)(iii); provided, however, that in calculating their Fair Market Value for this purpose the Adjustment Period (as defined in Section 9(F)(v)) shall be deemed to be the five (5) consecutive trading days preceding, and including, the date of redemption).

Section 7. Other Redemption Rights.

(A) In the event (i) there is a change in the federal income tax laws of the United States of America or a determination by a court of competent jurisdiction, in either case, which has the effect of precluding the Corporation from claiming any of the tax deductions for dividends paid on the Series B Preference Stock when such dividends are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), as in effect on the date shares of Series B Preference Stock are initially issued, or (ii) the Colgate-Palmolive Employees’ Savings and Investment Plan, as the same may be amended, or any successor plan (the “Plan”) is determined by the Internal Revenue Service not to be qualified within the meaning of Sections 401(a) and 4975(e)(7) of the Code, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in Section 6(A), elect to redeem any or all of the shares of Series B Preference Stock at a redemption price equal to the Liquidation Preference plus an amount equal to accrued and unpaid dividends thereon to the date fixed for redemption, and otherwise on the terms and conditions set forth in paragraphs (A) and (B) of Section 6.

(B) Subject to the restrictions of the General Corporation Law of the State of Delaware (the “Delaware Law”), shares of Series B Preference Stock shall be redeemed by the Corporation for cash or, if the Corporation so elects, in shares of Common Stock, or a combination of such shares and cash (any such shares of Common Stock to be valued for such purpose in accordance with the formula set forth in Section 6(E)), at a redemption price equal to the Liquidation Preference plus an amount equal to accrued and unpaid dividends thereon to the date fixed for redemption, at the option of

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the holder, at any time and from time to time upon notice to the Corporation given not less than five (5) business days prior to the date fixed by the holder in such notice for such redemption, (i) when and to the extent necessary for such holder to provide for distributions required to be made under, or to satisfy an investment election provided to participants in accordance with, the Plan to participants in the Plan or (ii) in the event that the Plan is not determined by the Internal Revenue Service to be qualified within the meaning of Sections 401(a) and 4975(e)(7) of the Code.

Section 8. Consolidation, Combination, Merger, etc.

(A) In the event that the Corporation shall consummate any consolidation, combination, merger or similar business combination transaction, pursuant to which the outstanding shares of Common Stock are exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting company (including the Corporation) that constitutes “qualifying employer securities” with respect to a holder of Series B Preference Stock within the meaning of Section 409(1) of the Code and Section 407(d) (5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of Series B Preference Stock shall by virtue of such consolidation, combination, merger or similar business combination transaction be converted into and exchanged for preferred stock of such successor or resulting company (or in the event such successor or resulting company is the Corporation, such shares shall remain outstanding as shares of Series B Preference Stock of the Corporation) in each case, having in respect of such company insofar as possible the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6, 7 and 8 hereof), and the qualifications, limitations or restrictions thereon, that the Series B Preference Stock had immediately prior to such transaction, except that after such transaction each share of the Series B Preference Stock shall be convertible, otherwise on the terms and conditions provided by Section 5 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preference Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series B Preference Stock, then the shares of preferred stock of the successor or resulting company issued in exchange for the Series B Preference Stock shall be convertible into or exchangeable for (or if the Corporation be the surviving corporation of such transaction each share of Series B Preference Stock shall thereafter be convertible into) the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which a share of Series B Preference Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of

10

qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount of qualifying employer securities receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares). The rights of the preferred stock of such successor or resulting company issued in exchange for the Series B Preference Stock or if the Corporation be the surviving corporation of such transaction the Series B Preference Stock, shall successively be subject to adjustments pursuant to Section 9 hereof after any such transaction as nearly equivalent as practicable to the adjustments provided for by such Section prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless the successor or resulting company shall make appropriate provision for the authorization and issuance of preferred stock in exchange for the Series B Preference Stock as aforesaid.

(B) In the event that the Corporation shall consummate any consolidation, combination, merger or similar business combination transaction, pursuant to which the outstanding shares of Common Stock are exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in Section 8(A)) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series B Preference Stock shall by virtue of such merger, consolidation, combination or similar business combination transaction be converted into and exchanged for the right to receive the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preference Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series B Preference Stock, then the shares of Series B Preference Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the right to receive the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preference Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-election shares). The Corporation shall not consummate any such merger, consolidation or similar transaction unless appropriate provision shall have been made for the conversion of such Series B Preference Stock into such other stock or securities, cash or other property receivable by a holder of Common Stock.

(C) In the event the Corporation shall enter into any agreement providing for any consolidation, combination, merger or similar business combination transaction described in Section 8(B), then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction)

11

give notice of such agreement and the material terms thereof to each holder of Series B Preference Stock and each such holder shall have the right, subject to the restrictions of the Delaware Law, to elect, by written notice to the Corporation, to receive, immediately prior to the consummation of such transaction (and only if such transaction is consummated), from the Corporation or the successor of the Corporation, in redemption and retirement of such Series B Preference Stock and in lieu of the consideration provided in Section 8(B) hereof, a cash payment equal to the amount payable in respect of shares of Series B Preference Stock upon redemption pursuant to Section 6(A) hereof. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the second Business Day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the second Business Day prior to consummation of such transaction.

Section 9. Anti-dilution Adjustments.

(A) In the event the Corporation shall, at any time or from time to time while any of the shares of the Series B Preference Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which Section 8 hereof does not apply) or otherwise, the Conversion Ratio in effect immediately prior to such action shall be adjusted by multiplying such Conversion Ratio by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock outstanding immediately before such event. An adjustment made pursuant to this Section 9(A) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

(B) In the event the Corporation shall, at any time or from time to time while any of the shares of Series B Preference Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to (i) any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), (ii) the Rights Agreement and (iii) any employee or director incentive, compensation or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) for a consideration having a Fair Market Value on the date of issuance, sale or exchange less than the Fair Market Value of such shares on the date of issuance, sale or exchange, then, subject to the provisions of paragraphs (D) and (E) of this Section 9, the Conversion Ratio in effect immediately prior to such issuance, sale or exchange shall be adjusted by multiplying such Conversion Ratio by a fraction, the numerator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange and (ii) the sum of the number of shares of Common Stock outstanding on such day plus

12

the number of shares of Common Stock so issued, sold or exchanged by the Corporation, and the denominator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange and (ii) the Fair Market Value of the consideration on the date received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock. In the event the Corporation shall, at any time or from time to time while any shares of Series B Preference Stock are outstanding issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), other than any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation) and other than pursuant to (i) the Rights Agreement or (ii) any employee or director incentive, compensation or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Non-Dilutive Amount (as defined in Section 9(F)(vi)), then, subject to the provisions of paragraphs (D) and (E) of this Section 9, the Conversion Ratio shall be adjusted by multiplying such Conversion Ratio by a fraction, the numerator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange and (ii) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time), and the denominator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange, (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant and (iii) the Fair Market Value as of the time of such issuance of the consideration which the Corporation would receive upon exercise, in full of all such rights or warrants.

(C) In the event the Corporation shall at any time or from time to time while any of the shares of Series B Preference Stock are outstanding, make an Extraordinary Distribution (as defined in Section 9(F)(ii)) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (other than a recapitalization or reclassification effected by a merger, combination or consolidation to which Section 8 hereof applies) or effect a Pro Rata Repurchase (as defined in Section 9(F)(vii)) of Common Stock, the Conversion Ratio in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs (D) and (E) of this Section 9, be adjusted by multiplying such Conversion Ratio by a fraction, the numerator of which shall be the product of (i) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation and (ii) the Fair Market Value of a share of Common Stock on the Valuation Date (as defined in Section 9(F)(viii)) with respect to an Extraordinary Distribution or on the Effective Date (as

13

defined in Section 9(F)(vii)) of a Pro Rata Repurchase, as the case may be, and the denominator of which shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase and (y) the Fair Market Value of a share of Common Stock on the Valuation Date with respect to an Extraordinary Distribution, or on the Effective Date of a Pro Rata Repurchase, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be; provided, however, that no Pro Rata Repurchase shall cause an adjustment to the Conversion Ratio unless the amount of all cash dividends and distributions made during the period of 12 months preceding the Effective Date of such Pro Rata Repurchase, when combined with the aggregate amount of all Pro Rata Repurchases including such Pro Rata Repurchase (for this purpose, including only that portion of the aggregate purchase price of each Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the Effective Date of each such Pro Rata Repurchase), the Effective Dates of which fall within such twelve month period, exceeds twelve percent (12%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the Effective Date of such Pro Rata Repurchase. The Corporation shall send each holder of Series B Preference Stock (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, and the Conversion Ratio in effect at such time.

(D) Notwithstanding any other provisions of this Section 9, the Corporation shall not be required to make any adjustment of the Conversion Ratio unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Ratio. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Ratio.

(E) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Ratio pursuant to the foregoing provisions of this Section 9, the Board of Directors of the Corporation shall in its sole discretion consider whether such action is of such a nature that it adversely affects the holders of the Series B Preference Stock and that an adjustment to the Conversion Ratio should equitably be made in respect of such transaction. If in such case the Board of Directors of the Corporation determines that an adjustment to the Conversion Ratio should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Corporation. The determination of the Board of Directors

14

of the Corporation as to whether an adjustment to the Conversion Ratio should be made pursuant to the foregoing provisions of this Section 9(E), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all stockholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Ratio, in addition to those required by the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to holders of the Common Stock.

(F) For purposes of this Resolution, the following definitions shall apply:

(i) “Business Day” shall mean each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York City are required or authorized to be closed.

(ii) “Extraordinary Distribution” shall mean any dividend or other distribution (effected while any of the shares of Series B Preference Stock are outstanding) of (x) cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months (for this purpose, including only those cash dividends made during the preceding period of 12 months with respect to which no payment of a Common Stock Equivalent Dividend Amount shall have been paid pursuant to Section 2(A)), when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of each such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the Effective Date of such Pro Rata Repurchase), the Effective Dates of which fall within such twelve-month period, exceeds twelve percent (12%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the shareholders entitled to receive such Extraordinary Distribution and/or (y) any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation), or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of Section 9(C) shall be equal to the sum of the Fair Market Value of such Extraordinary Distribution as of the date made plus the amount of any cash dividends which are not Extraordinary Distributions made during such twelve-month period and not previously included either in (i) the calculation of an adjustment pursuant to Section 9(C) or (ii) the payment of a Common Stock Equivalent Dividend amount pursuant to Section 2(A).

(iii) “Fair Market Value” shall mean, as to shares of Common Stock or any other class of publicly traded capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. The “Fair Market Value” of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal

15

firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.

(iv) “Current Market Price” of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for a day shall mean the last reported sales price, regular way, or, if no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the Composite Tape for New York Stock Exchange (“NYSE”) transactions (the “Composite Tape”) or, if such security is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ National Market System”) or, if such security is not quoted on the NASDAQ National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation or a committee thereof, in each case, on each trading day during the Adjustment Period.

(v) “Adjustment Period” shall mean the period of five (5) consecutive trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined.

(vi) “Non-Dilutive Amount” in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean (x) the product of (I) the Fair Market Value of a share of Common Stock on the trading day immediately preceding the first public announcement of such issuance, sale or exchange and (II) the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, minus (y) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

16

(vii) “Pro Rata Repurchase” shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Series B Preference Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this Section 9(F), shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof “in open market transactions” if they have been purchased substantially in accordance with the requirements of Rule 10b-18, as such rule is in effect under the Exchange Act on the date shares of Series B Preference Stock are initially issued by the Corporation, or on such other terms and conditions as the Board of Directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock. The “Effective Date” of a Pro Rata Repurchase shall mean the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer.

(viii) “Valuation Date” with respect to an Extraordinary Distribution shall mean the date that is five business days prior to the record date for such Extraordinary Distribution.

(G) Whenever an adjustment to the Conversion Ratio and the related voting rights of the Series B Preference Stock is required pursuant hereto, the Corporation shall forthwith deliver to the transfer agents(s) for the Common Stock and the Series B Preference Stock if there be one, and file with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the adjusted Conversion Ratio determined as provided herein, and the voting rights (as appropriately adjusted), of the Series B Preference Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Ratio and the related voting rights of the Series B Preference Stock, the Corporation shall mail a notice thereof and of the then prevailing Conversion Ratio to each holder of Series B Preference Stock.

Section 10. Ranking; Attributable Capital and Adequacy of Surplus; Retirement of Shares.

(A) The Series B Preference Stock shall rank senior to the Series A Junior Participating Preference Stock of the Corporation and to the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and

17

winding-up of the Corporation, and, unless otherwise provided in the Certificate, as the same may be amended, or a Certificate of Designations relating to a subsequent series of Preference Stock, without par value, of the Corporation, the Series B Preference Stock shall rank junior to all other series of the Corporation’s Preference Stock, without par value, as to payment of dividends and the distribution of assets on liquidation, dissolution or winding-up. The Series B Preference Stock shall rank junior to all series of the Corporation’s Preferred Stock, without par value, and the Corporation’s $3.00 Convertible Second Preferred Stock, without par value, as to payment of dividends and the distribution of assets on liquidation, dissolutions or winding-up.

(B) Any shares of Series B Preference Stock acquired by the Corporation by reason of the conversion or redemption of such shares as provided hereby, or otherwise so acquired, shall be retired as shares of Series B Preference Stock and, upon the filing of any certificate then required under applicable Delaware law, be restored to the status of authorized but unissued shares of Preference Stock, without par value, of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such Preference Stock as permitted by law.

Section 11. Miscellaneous.

(A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Resolution) with postage prepaid, addressed: (i) if to the Corporation, to its office at 300 Park Avenue, New York, New York 10022 (Attention: Secretary) or to the transfer agent for the Series B Preference Stock, or other agent of the Corporation designated as permitted by this Resolution of (ii) if to any holder of the Series B Preference Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series B Preference Stock or Common Stock, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

(B) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preference Stock or share of Common Stock or other securities issued on account of Series B Preference Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preference Stock or Common Stock or other securities in a name other than that in which the shares of Series B Preference Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

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(C) In the event that a holder of shares of Series B Preference Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series B Preference Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series B Preference Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

(D) Unless otherwise provided in the Certificate, as the same may be amended, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made upon the shares of Series B Preference Stock and any other stock ranking on a parity with the Series B Preference Stock with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on the Series B Preference Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series B Preference Stock and such other stock bear to each other.

(E) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series B Preference Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series B Preference Stock.

IN WITNESS WHEREOF, we have executed and subscribed this Certificate of Designations and do affirm the foregoing as true under the penalties of perjury this 19th day of June, 1989.

/s/ Robert M. Agate
Robert M. Agate
Title: Executive Vice President
and Chief Financial Officer

Attest:

/s/ Harold Obstler
Harold Obstler
Title: Vice President and
Secretary

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EXHIBIT 3-A

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

COLGATE-PALMOLIVE COMPANY

COLGATE-PALMOLIVE COMPANY, a corporation organized and existing under any by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Colgate-Palmolive Company, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that the proposed amendment be considered at the next annual meeting of the stockholders. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the first paragraph of Article Fourth thereof to read as follows:

FOURTH: 1. The total number of shares of all classes of stock which the Company shall have authority to issue is 550,262,150 shares, divided into 250,000 shares of Preferred Stock without par value, 12,150 shares of $3.00 Convertible Second Preferred Stock without par value, 50,000,000 shares of Preference Stock without par value and 500,000,000 shares of Common Stock of the par value of $1 per share.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, such annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute was voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Roderick L. Turner, Senior Executive Vice President, and attested by William R. Peters, an Assistant Secretary, this 8th day of May, 1991.

		By:	/s/ Roderick L. Turner
Roderick L. Turner
Senior Executive
Vice President

ATTEST:

By:	/s/ William R. Peters
Assistant Secretary
William R. Peters

EXHIBIT 3-A

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

COLGATE-PALMOLIVE COMPANY

COLGATE-PALMOLIVE COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That a meeting of the Board of Directors of Colgate-Palmolive Company, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that the proposed amendment be considered at the next annual meeting of stockholders. The Board of Directors approved the following proposed amendment to the Restated Certificate of Incorporation:

The first paragraph of Article Fourth is amended to read as follows:

FOURTH: 1. The total number of shares of all classes of stock which the Company shall have authority to issue is 1,050,262,150 shares, divided into 250,000 shares of Preferred Stock without par value, 12,150 shares of $3.00 Convertible Second Preferred Stock without par value, 50,000,000 shares of Preference Stock without par value and 1,000,000,000 shares of Common Stock of the par value of $1 per share.

SECOND: That thereafter, pursuant to the resolution of its Board of Directors, such annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute was voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Andrew D. Hendry, its Sr. VP, and attested by Michele Coleman Mayes Assistant Secretary, this 13th day of May, 1997.

		By:	/s/ Andrew D. Hendry
Senior Vice President

ATTEST:

By:	/s/ Michele Coleman Mayes
Assistant Secretary

EXHIBIT 3-A

AMENDED CERTIFICATE OF DESIGNATIONS

INCREASING DESIGNATED SHARES

OF

SERIES A JUNIOR PARTICIPATING PREFERENCE STOCK

(DESIGNATED NOVEMBER 9, 1988)

OF

COLGATE-PALMOLIVE COMPANY

(PURSUANT TO SECTION 151 OF THE

DELAWARE GENERAL CORPORATION LAW)

Colgate-Palmolive Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Company”), hereby certifies that the following resolution was adopted by the Board of Directors of the Company as required by Section 151 of the General Corporation Law of Unanimous Written Consent of the Board of Directors as of October 22, 1998:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Company in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby increases the number of shares of Series A Preference Stock, without par value, of the Corporation designated as “Series A Junior Participating Preference Stock” from 1,000,000 to 5,000,000.

IN WITNESS WHEREOF, this Certificate is executed on behalf of the Corporation by its Senior Vice President, General Counsel and Secretary and attested by its Assistant Secretary this 23rd day of October, 1998.

/s/ Andrew D. Hendry
Senior Vice President,
General Counsel and Secretary

Attest:

/s/ Michele C. Mayes
Assistant Secretary